CONSULTING AND CONFIDENTIALITY AGREEMENT

THIS CONSULTING AGREEMENT (hereinafter the “Agreement”), made and entered into this 25th day of October, 2007, by and between KKS Venture Management Inc. and Alfonso Knoll (hereinafter “Consultants”), an independent contractor with a business address of 240 Main Street, Denver PA 17517, and Sanguine Corporation a Nevada corporation (hereinafter “the Company”), (hereinafter together referred to as “the Parties”).

This will confirm the agreement between the Company and the Consultants this 25th day of October 2007 as follows:

Whereas, The Company agrees to engage the Consultants and Consultants agree to provide consulting services to the company for a period of one (1) year; and

NOW, THEREFORE, in consideration of the mutual covenants set forth in this agreement, the Parties agree as follows:

1. Consulting Services:

For a period of twelve (12) months from the date first signed above, Consultants will hold themselves available to provide investor relations services to Company as may be requested by it, provided Consultants shall determine in their sole discretion the time and manner of providing such services. Consultant agrees to exercise its best efforts to provide the following services to Company:

• Help Company in gaining market awareness and explore the possibilities of a European listing; and

• Help Company by recommending a capitalization restructure to facilitate an offering of $(5,000,000); and

• Help when appropriate, approaching a larger underwriter to structure a secondary offering for the build out of the Company brand and increase the marking budget.

• Foremost, provide such managerial help and consultation as to foster the growth and performance of the Company.

Consultants will remain available to provide such services during the term of this agreement and Company will continue to compensate Consultants hereunder whether or not it is a subsidiary of, or stockholder of, Company under separate arrangement. The Consultants shall at all times be independent contractors to the Company and shall not represent or be represented as an employee, partner, officer, director or affiliate of the Company.  This Agreement shall automatically renew on a yearly basis on the last day of the twelfth month following execution

Company Initials /s/TCD                                                      Consultant Initials /s/ACK

of this Agreement each year on the same terms until either party gives written notice of its intent not to renew.  Said Notice shall be given at least 1 month before the renewal date.

Subject to the terms and conditions of this Agreement, the Consultants accept this appointment as an independent contractor to the Company. In no event shall the Consultant be obligated to participate in and/or purchase Private Equity and/or Credit and Debt Facilities for its own account or for the accounts of any other entities or individuals.

2. Compensation:

In consideration of the consulting services of this agreement, Company agrees to pay Consultant the following:

• Upon signing this agreement Company will pay to Consultant, three million (3,000,000) common shares, in Company with “piggy-back” registration rights; and

• 675,000 free trading SGNC common shares through a grant from the Company’s Stock Option Plan to Alfonso Knoll personally under a separate Letter Agreement of even date; and

• After successful completion of a minimum of first $500,000 financing has been realized by the Company, the Company will pay Consultant Twenty Thousand $20,000 per month so long as the company can afford to pay it.

Consultants hereby agree that all payments will be made directly to KKS Venture Management Inc.. The recipient here, KKS Venture Management Inc., LLC is an entity in which all three of the equity owners are accredited investors, as that phrase is defined in the Act.

3. Termination; Accelerated Payment:

In the event of Consultant’s failure to perform or Company’s failure to pay Consultant the non-breaching party may terminate this agreement and any outstanding claims shall refer to a panel of Arbitrators.

4.  Confidentiality:

During the course of this agreement, it is likely that each party will come into contact with confidential information crucial to the operation of each parties business. Such confidential information may include, without limitation: (i) business and financial information, (ii) business methods and practices, (iii) technology and technological strategies, (iv) marketing strategies and (v) other such information each Party deems as “Confidential Information”. By their signature below, each party agrees to keep in strict confidence all non-public information so long as it remains non-public, except to the extent disclosure is required by law,

Company Initials /s/TCD                                                      Consultant Initials /s/ACK

requested by any governmental or regulatory agency or body or to the extent that Consultants must disclose information to lenders and equity partners to obtain financing. Both parties agree not to use the confidential information disclosed to them for their own benefit, or for the benefit of any party with which the Consultant or the Company is affiliated. If this agreement is terminated, each party upon request will promptly return to the other party all documents, contracts, records, or other information received by it that disclose or embody confidential information of the other party.

5. Covenant Not To Circumvent:

It is understood that the Consultants will be introducing the Company to equity, debt and other financing parties along with potential purchasers of Company’s product or suite of products. The Company agrees that its employees, officers, directors or other consultants will not circumvent this agreement in an endeavor to employ, tempt or cause any investment from Consultants contacts. The Company understands that such action would constitute a breach of this agreement and would be harmful or damaging to the Consultants business; as a    result the Consultants would be owed treble damages payable forthwith in cash or kind in the amount of ($100,000).

6.  Consents and Approvals

By their signature below, each party agrees they have been duly authorized to enter into and execute this agreement and have obtained the approval and consent of their respective Boards of Directors, and any other parties, which are appropriate or necessary for this agreement.

7.  Jurisdiction:

The agreements associated with this transaction will all be subject to Pennsylvania law.  Disputes will be resolved through the use of a nationally recognized arbitration group.  The location of any arbitration or legal proceeding will be in the Berks County, Pennsylvania.

8.  Transfer:

This Agreement shall not be assigned by either party without the prior written consent of the other party.

9. Indemnity.

Company shall indemnify, defend and hold harmless Consultant from and against any and all losses incurred by Consultant which arise out of or result from misrepresentation, breach of warranty or breach or non- fulfillment of any covenant contained herein or Schedules annexed hereto or in any other documents

Company Initials /s/TCD                                                      Consultant Initials /s/ACK

or instruments furnished by Company pursuant hereto or in connection with this Agreement.

10. Modifications:

A modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and executed with the same formality as this Agreement.

11. Waiver:

The failure of either Party to insist on compliance with any of the terms, covenants, or conditions of this Agreement by the other Party shall not be deemed a waiver of that term, covenant, or condition, not shall any waiver or relinquishment of any right or power at any time be deemed a waiver or relinquishment of that right or power for all or any other times.

12. Partial Invalidity:

If any provision in this Agreement is held by a court of competent jurisdiction be found to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

13. Attorney's Fees:

If any legal action is commenced or necessary to enforce or interrupt the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorney's fees, costs, and necessary disbursements in addition to any other relief to which that party may be entitled.

Intentionally Blank

Company Initials /s/TCD                                                      Consultant Initials /s/ACK

14. Entire Agreement:

This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the engagement of Consultant by Company, and contains all of the covenants and agreements between Parties with respect to that engagement in any manner whatsoever. Each Party acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any Party, or anyone acting on behalf of any Party, which are not embodied herein, and that no agreement, statement, or promise not contained in this Agreement shall be valid or binding on either Party, except that any other written agreement dated and signed concurrent with or after this Agreement shall be valid as between the signing Parties thereto.

AND NOW, intending to be legally bound thereby, the parties had set their hands this 21st day; of November, 2007.

Sanguine Corp.

/s/T. C Drees

Tom Drees, President

Consultant

/s/Alfonso Knoll

Signee

Company Initials /s/TCD                                                      Consultant Initials /s/ACK